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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Selected Financial Data" and "Experts" and to the use of our report dated September 20, 1996 (except for Note 15 as to which the date is January 2, 1997 and Note 20 as to which the date is June 27, 1997), with respect to the financial statements of Video Services Corporation included in Amendment No. 1 to the Registration Statement (Form S-3, File No. 333-31745) and related Prospectus of Video Services Corporation (formerly, International Post Limited) for the registration of 9,785,550 shares of its common stock.


                                             Ernst & Young Sig

White Plains, New York

August 26, 1997